Exhibit 99.1

FOR IMMEDIATE RELEASE	NASDAQ: NSIT

INSIGHT ENTERPRISES, INC. REPORTS RECORD FIRST QUARTER 2018

RESULTS AND INCREASES FULL YEAR 2018 GUIDANCE

TEMPE, AZ – May 2, 2018 – Insight Enterprises, Inc. (NASDAQ: NSIT) (the “Company”) today reported record results of operations for the quarter ended March 31, 2018.

•	Net sales increased 19% year over year to $1.76 billion

•	Gross profit increased 15% year over year to $240.0 million

•	Earnings from operations increased 119% year over year to $50.2 million

•	Adjusted earnings from operations increased 69% year over year

•	Diluted earnings per share of $0.90 increased 137% year over year

•	Adjusted diluted earnings per share of $0.94 increased 68% year over year

•	Cash flows provided by operations in the first quarter were $150.7 million compared to cash used in operations of $152.1 million in the first quarter of the prior year

In the first quarter of 2018, consolidated net sales increased 19% and consolidated gross profit increased 15% year over year, reflecting double digit growth in each of the Company’s operating segments. Overall, earnings from operations increased 119% year over year as a result of strong top line growth and the acceleration of certain partner incentives combined with effective cost control. Adjusted earnings from operations increased 69% year over year.

“I am pleased to report strong top and bottom line financial results across each of our geographic operating segments,” stated Ken Lamneck, President and Chief Executive Officer. “The first quarter demonstrated yet again that global demand for IT products and solutions remains healthy with opportunity for share gains and growth. We are executing well on the sales front and are focused on controlling costs and improving the scalability of our business for the future,” stated Lamneck.

KEY HIGHLIGHTS

•	Consolidated net sales for the first quarter of 2018 increased 19% compared to the first quarter of 2017 to $1.76 billion.

•	Net sales in North America increased 18% year over year to $1.3 billion;

•	Net sales in EMEA increased 21% year over year to $400.4 million; and

•	Net sales in APAC increased 52% year over year to $55.1 million.

•	Excluding the effects of fluctuating foreign currency exchange rates, consolidated net sales increased 16% year over year, with net sales growth in North America, EMEA and APAC of 17%, 7% and 47%, respectively, year over year.

•	Consolidated gross profit increased 15% compared to the first quarter of 2017 to $240.0 million, with consolidated gross margin contracting 50 basis points to 13.6% of net sales.

•	Gross profit in North America increased 11% year over year to $175.4 million (13.4% gross margin);

•	Gross profit in EMEA increased 31% year over year to $55.8 million (13.9% gross margin); and

•	Gross profit in APAC increased 20% year over year to $8.8 million (16.1% gross margin).

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Insight Enterprises, Inc.        6820 South Harl Avenue        Tempe, Arizona 85283        800.467.4448        FAX 480.760.8958

Insight Q1 2018 Results, Page 2	May 2, 2018

•	Excluding the effects of fluctuating foreign currency exchange rates, consolidated gross profit increased 12% year over year, with gross profit growth in North America, EMEA and APAC of 11%, 16% and 16%, respectively, year over year.

•	Consolidated earnings from operations increased 119% compared to the first quarter of 2017 to $50.2 million, or 2.8% of net sales.

•	Earnings from operations in North America increased 82% year over year to $42.3 million, or 3.2% of net sales;

•	Earnings from operations in EMEA increased year over year to $6.4 million, or 1.6% of net sales, in the first quarter of 2018, compared to a loss from operations of $1.1 million in the first quarter of 2017; and

•	Earnings from operations in APAC increased 74% year over year to $1.5 million, or 2.6% of net sales.

•	Excluding the effects of fluctuating foreign currency exchange rates, consolidated earnings from operations also increased 119% year over year, with earnings from operations growth in North America and APAC of 81% and 71%, respectively, year over year.

•	Adjusted consolidated earnings from operations increased 69% year over year to $51.8 million, or 2.9% of net sales for the first quarter of 2018.

•	Consolidated net earnings and diluted earnings per share for the first quarter of 2018 were $32.7 million and $0.90, respectively, at an effective tax rate of 26.0%.

•	Adjusted consolidated net earnings and Adjusted diluted earnings per share for the first quarter of 2018 were $34.1 million and $0.94, respectively.

As services have become a larger portion of the Company’s consolidated net sales, beginning with our results of operations for the year ended December 31, 2017, the Company began reporting net sales from the provision of services and the related costs of goods sold separately from net sales of products and the related costs of goods sold. The Company continued this presentation in the three months ended March 31, 2018, and expects to continue this presentation in future periods. For comparability purposes, net sales and costs of goods sold for the 2017 periods have been expanded to conform to the current year presentation. These changes in presentation had no effect on previously reported total net sales, total costs of goods sold or gross profit amounts.

In conjunction with these changes in presentation, because fees earned from activities reported net are now considered services revenues, the Company reclassified certain revenue streams for which the Company acts as the agent in the transaction to net sales from services. Previously, the Company included these net revenue streams within its software and, to a lesser extent, hardware sales mix categories based on the type of product being sold (e.g., fees earned for the sale of software maintenance and certain software licenses were included in software sales and fees earned for the sale of certain third-party provided training and warranty services were included in hardware sales when the Company historically disclosed and analyzed its sales mix). For comparability purposes, the Company’s sales mix among its hardware, software and services categories for the three months ended March 31, 2017, as presented in the Financial Summary Table in this press release, has been reclassified to conform to the current year presentation. These reclassifications had no effect on previously reported total net sales amounts.

In discussing financial results for the three months ended March 31, 2018 and 2017 in this press release, the Company refers to certain financial measures that are not prepared in accordance with United States generally accepted accounting principles (“GAAP”). When referring to non-GAAP measures, the Company refers to such measures as “Adjusted.” See “Use of Non-GAAP Financial Measures” for additional information. A tabular reconciliation of financial measures prepared in accordance with GAAP to the non-GAAP financial measures is included at the end of this press release.

In some instances the Company refers to changes in net sales, gross profit and earnings from operations on a consolidated basis and in North America, EMEA and APAC excluding the effects of fluctuating foreign currency exchange rates. In computing these changes and percentages, the Company compares the current year amount as translated into U.S. dollars under the applicable accounting standards to the prior year amount in local currency translated into U.S. dollars utilizing the weighted average translation rate for the current period.

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Insight Enterprises, Inc.         6820 South Harl Avenue         Tempe, Arizona 85283         800.467.4448         FAX 480.760.8958

Insight Q1 2018 Results, Page 3	May 2, 2018

The tax effect of Adjusted amounts referenced herein were computed using the statutory tax rate for the taxing jurisdictions in the operating segment in which the related expenses were recorded, adjusted for the effects of valuation allowances on net operating losses in certain jurisdictions.

GUIDANCE

For the full year 2018, the Company now expects to deliver sales growth in the mid- to high-single digit range compared to 2017. The Company also increased its expectations for Adjusted diluted earnings per share for the full year of 2018 to between $4.35 and $4.45.

This outlook assumes:

•	an effective tax rate of between 26% and 27% for the balance of 2018;

•	capital expenditures of $15 to $20 million for the full year; and

•	an average share count for the full year of approximately 36.0 million shares.

This outlook does not assume the completion of the Company’s currently authorized share repurchase program, assumes no current year acquisition-related expenses and excludes severance and restructuring expenses incurred during the first quarter of 2018 and those that may be incurred during the balance of 2018. Due to the inherent difficulty of forecasting these types of expenses, which impact net earnings and diluted earnings per share, the Company is unable to reasonably estimate the related impact of such expenses, if any, to net earnings and diluted earnings per share. Accordingly, the Company is unable to provide a reconciliation of GAAP to non-GAAP diluted earnings per share for the full year 2018 forecast.

CONFERENCE CALL AND WEBCAST

The Company will host a conference call and live web cast today at 5:00 p.m. ET to discuss first quarter 2018 results of operations. A live web cast of the conference call (in listen-only mode) will be available on the Company’s web site at http://investor.insight.com/, and a replay of the web cast will be available on the Company’s web site for a limited time following the call. To listen to the live web cast by telephone, call 1-877-402-8904 if located in the U.S., 678-809-1029 for international callers, and enter the access code 8034719.

USE OF NON-GAAP FINANCIAL MEASURES

The non-GAAP financial measures (referred to as Adjusted consolidated earnings from operations, Adjusted consolidated net earnings and Adjusted diluted earnings per share) exclude (i) severance and restructuring expenses, (ii) certain acquisition-related expenses, and (iii) the tax effects of each of these items, as applicable. The Company excludes these items when internally evaluating earnings from operations, tax expense, net earnings and diluted earnings per share for the Company and earnings from operations for each of the Company’s operating segments. These non-GAAP measures are used to evaluate financial performance against budgeted amounts, to calculate incentive compensation, to assist in forecasting future performance and to compare the Company’s results to those of the Company’s competitors. The Company believes that these non-GAAP financial measures are useful to investors because they allow for greater transparency, facilitate comparisons to prior periods and the Company’s competitors’ results and assist in forecasting performance for future periods. These non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures presented by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

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Insight Enterprises, Inc.         6820 South Harl Avenue         Tempe, Arizona 85283         800.467.4448         FAX 480.760.8958

Insight Q1 2018 Results, Page 4	May 2, 2018

FINANCIAL SUMMARY TABLE

(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended March 31,
	2018	2017	change
Insight Enterprises, Inc.
Net sales:
Products	$1,582,155	$1,321,969	20%
Services	$180,748	$155,574	16%

Total net sales	$1,762,903	$1,477,543	19%
Gross profit	$240,005	$208,227	15%
Gross margin	13.6%	14.1%	(50	bps)
Selling and administrative expenses	$188,180	$177,632	6%
Severance and restructuring expenses	$1,644	$4,695	(65%)
Acquisition-related expenses	$—	$2,947	*
Earnings from operations	$50,181	$22,953	119%
Net earnings	$32,745	$13,848	136%
Diluted earnings per share	$0.90	$0.38	137%
North America
Net sales:
Products	$1,163,817	$984,847	18%
Services	$143,581	$126,105	14%

Total net sales	$1,307,398	$1,110,952	18%
Gross profit	$175,371	$158,301	11%
Gross margin	13.4%	14.2%	(80	bps)
Selling and administrative expenses	$132,640	$131,010	1%
Severance and restructuring expenses	$443	$1,104	(60%)
Acquisition-related expenses	$—	$2,947	*
Earnings from operations	$42,288	$23,240	82%
Sales Mix			*	*
Hardware	67%	64%	23%
Software	22%	25%	6%
Services	11%	11%	14%

	100%	100%	18%

EMEA
Net sales:
Products	$371,928	$308,195	21%
Services	$28,487	$22,160	29%

Total net sales	$400,415	$330,355	21%
Gross profit	$55,792	$42,546	31%
Gross margin	13.9%	12.9%	100	bps
Selling and administrative expenses	$48,283	$40,143	20%
Severance and restructuring expenses	$1,074	$3,530	(70%)
Earnings (loss) from operations	$6,435	$(1,127)	*
Sales Mix			*	*
Hardware	47%	42%	35%
Software	46%	51%	9%
Services	7%	7%	29%

	100%	100%	21%

*	Percentage change not considered meaningful.
**	Change in sales mix represents growth/decline in category net sales on a U.S. dollar basis and does not exclude the effects of fluctuating foreign currency exchange rates.

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Insight Enterprises, Inc.         6820 South Harl Avenue         Tempe, Arizona 85283         800.467.4448         FAX 480.760.8958

Insight Q1 2018 Results, Page 5	May 2, 2018

FINANCIAL SUMMARY TABLE (CONTINUED)

(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended December 31,
	2018	2017	change
APAC
Net sales:
Products	$46,410	$28,927	60%
Services	$8,680	$7,309	19%

Total net sales	$55,090	$36,236	52%
Gross profit	$8,842	$7,380	20%
Gross margin	16.1%	20.4%	(430	bps)
Selling and administrative expenses	$7,257	$6,479	12%
Severance and restructuring expenses	$127	$61	108%
Earnings from operations	$1,458	$840	74%
Sales Mix			*	*
Hardware	13%	11%	75%
Software	71%	69%	58%
Services	16%	20%	19%

	100%	100%	52%

**	Change in sales mix represents growth/decline in category net sales on a U.S. dollar basis and does not exclude the effects of fluctuating foreign currency exchange rates.

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Insight Enterprises, Inc.         6820 South Harl Avenue         Tempe, Arizona 85283         800.467.4448         FAX 480.760.8958

Insight Q1 2018 Results, Page 6	May 2, 2018

FORWARD-LOOKING INFORMATION

Certain statements in this release and the related conference call and web cast are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including the Company’s expected 2018 financial results, including sales growth rates and Adjusted diluted earnings per share for the full year 2018, and the assumptions relating thereto, including the Company’s anticipated sales growth compared to 2017 and its effective tax rate, capital expenditures and plans concerning repurchases under the Company’s currently authorized share repurchase program and its effect on the expected average share count for the full year 2018, and the Company’s expectations for the future presentation of services net sales, are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. There can be no assurances that the results discussed by the forward-looking statements will be achieved, and actual results may differ materially from those set forth in the forward-looking statements. Some of the important factors that could cause the Company’s actual results to differ materially from those projected in any forward-looking statements, include, but are not limited to, the following, which are discussed in “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and in other of the Company’s subsequent filings with the Securities and Exchange Commission:

•	actions of the Company’s competitors, including manufacturers and publishers of products the Company sells;

•	the Company’s reliance on partners for product availability, competitive products to sell and marketing funds and purchasing incentives, which can change significantly in the amounts made available and the requirements year over year;

•	changes in the information technology (“IT”) industry and/or rapid changes in technology;

•	risks associated with the integration and operation of acquired businesses;

•	possible significant fluctuations in the Company’s future operating results;

•	the risks associated with the Company’s international operations;

•	general economic conditions;

•	increased debt and interest expense and decreased availability of funds under the Company’s financing facilities;

•	the security of the Company’s electronic and other confidential information;

•	disruptions in the Company’s IT systems and voice and data networks;

•	failure to comply with the terms and conditions of the Company’s commercial and public sector contracts;

•	legal proceedings and client audits and failure to comply with laws and regulations;

•	accounts receivable risks, including increased credit loss experience or extended payment terms with the Company’s clients;

•	the Company’s reliance on independent shipping companies;

•	the Company’s dependence on certain key personnel;

•	natural disasters or other adverse occurrences;

•	exposure to changes in, interpretations of, or enforcement trends related to tax rules and regulations; and

•	intellectual property infringement claims and challenges to the Company’s registered trademarks and trade names.

Additionally, there may be other risks that are otherwise described from time to time in the reports that the Company files with the Securities and Exchange Commission. Any forward-looking statements in this release should be considered in light of various important factors, including the risks and uncertainties listed above, as well as others. The Company assumes no obligation to update, and, except as may be required by law, does not intend to update, any forward-looking statements. The Company does not endorse any projections regarding future performance that may be made by third parties.

CONTACTS:	GLYNIS BRYAN	HELEN JOHNSON
	CHIEF FINANCIAL OFFICER	SENIOR VP, FINANCE
	TEL. 480.333.3390	TEL. 480.333.3234
	EMAIL glynis.bryan@insight.com	EMAIL helen.johnson@insight.com

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Insight Enterprises, Inc.         6820 South Harl Avenue         Tempe, Arizona 85283         800.467.4448         FAX 480.760.8958

Insight Q1 2018 Results, Page 7	May 2, 2018

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended March 31,
	2018	2017
Net sales:
Products	$1,582,155	$1,321,969
Services	180,748	155,574

Total net sales	1,762,903	1,477,543

Costs of goods sold:
Products	1,438,734	1,201,057
Services	84,164	68,259

Total costs of goods sold	1,522,898	1,269,316

Gross profit	240,005	208,227
Operating expenses:
Selling and administrative expenses	188,180	177,632
Severance and restructuring expenses	1,644	4,695
Acquisition-related expenses	—	2,947

Earnings from operations	50,181	22,953
Non-operating (income) expense:
Interest income	(153)	(431)
Interest expense	6,015	3,933
Net foreign currency exchange (gain) loss	(245)	380
Other expense, net	302	315

Earnings before income taxes	44,262	18,756
Income tax expense	11,517	4,908

Net earnings	$32,745	$13,848

Net earnings per share:
Basic	$0.91	$0.39

Diluted	$0.90	$0.38

Shares used in per share calculations:
Basic	35,913	35,602

Diluted	36,263	36,185

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Insight Enterprises, Inc.         6820 South Harl Avenue         Tempe, Arizona 85283         800.467.4448         FAX 480.760.8958

Insight Q1 2018 Results, Page 8	May 2, 2018

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

(UNAUDITED)

	March 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$100,237	$105,831
Accounts receivable, net	1,751,321	1,814,560
Inventories	194,743	194,529
Inventories not available for sale	645	36,956
Other current assets	119,404	152,467

Total current assets	2,166,350	2,304,343
Property and equipment, net	75,579	75,252
Goodwill	131,403	131,431
Intangible assets, net	97,158	100,778
Deferred income taxes	16,019	17,064
Other assets	85,902	56,783

	$2,572,411	$2,685,651

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable – trade	$882,782	$899,075
Accounts payable – inventory financing facility	228,102	319,468
Accrued expenses and other current liabilities	175,147	175,860
Current portion of long-term debt	16,358	16,592
Deferred revenue	70,955	88,979

Total current liabilities	1,373,344	1,499,974
Long-term debt	245,569	296,576
Deferred income taxes	672	717
Other liabilities	72,225	44,915

	1,691,810	1,842,182

Stockholders’ equity:
Preferred stock	—	—
Common stock	358	358
Additional paid-in capital	315,493	317,155
Retained earnings	584,423	550,220
Accumulated other comprehensive loss – foreign currency translation adjustments	(19,673)	(24,264)

Total stockholders’ equity	880,601	843,469

	$2,572,411	$2,685,651

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Insight Enterprises, Inc.         6820 South Harl Avenue         Tempe, Arizona 85283         800.467.4448         FAX 480.760.8958

Insight Q1 2018 Results, Page 9	May 2, 2018

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

(UNAUDITED)

	Three Months Ended March 31,
	2018	2017
Cash flows from operating activities:
Net earnings	$32,745	$13,848
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization of property and equipment	5,433	6,830
Amortization of intangible assets	3,611	4,223
Provision for losses on accounts receivable	346	921
Write-downs of inventories	629	392
Write-off of property and equipment	303	—
Non-cash stock-based compensation	3,184	3,412
Deferred income taxes	979	(573)
Changes in assets and liabilities:
Decrease in accounts receivable	188,138	182,710
Decrease (increase) in inventories	4,444	(22,257)
(Increase) decrease in other assets	(28,517)	1,043
Decrease in accounts payable	(97,104)	(334,221)
Increase in deferred revenue	16,177	9,808
Increase (decrease) in accrued expenses and other liabilities	20,377	(18,238)

Net cash provided by (used in) operating activities	150,745	(152,102)

Cash flows from investing activities:
Purchases of property and equipment	(5,044)	(10,052)
Acquisitions, net of cash and cash equivalents acquired	—	(180,859)

Net cash used in investing activities	(5,044)	(190,911)

Cash flows from financing activities:
Borrowings on senior revolving credit facility	276,684	169,109
Repayments on senior revolving credit facility	(392,184)	(169,109)
Borrowings on accounts receivable securitization financing facility	1,024,000	918,500
Repayments on accounts receivable securitization financing facility	(955,000)	(762,000)
Borrowings under Term Loan A	—	175,000
Repayments under Term Loan A	(3,281)	—
Repayments under other financing agreements	(1,234)	(3,419)
Payments on capital lease obligations	(288)	(128)
Net repayments under inventory financing facility	(91,366)	(4,172)
Payment of debt issuance costs	—	(1,123)
Payment of payroll taxes on stock-based compensation through shares withheld	(2,884)	(4,526)
Repurchases of common stock	(7,679)	—

Net cash (used in) provided by financing activities	(153,232)	318,132

Foreign currency exchange effect on cash, cash equivalents and restricted cash balances	1,937	5,820

Decrease in cash, cash equivalents and restricted cash	(5,594)	(19,061)
Cash, cash equivalents and restricted cash at beginning of period	107,445	205,946

Cash, cash equivalents and restricted cash at end of period	$101,851	$186,885

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Insight Enterprises, Inc.         6820 South Harl Avenue         Tempe, Arizona 85283         800.467.4448         FAX 480.760.8958

Insight Q1 2018 Results, Page 10	May 2, 2018

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended March 31,
	2018	2017
Adjusted Consolidated Earnings from Operations:
GAAP consolidated EFO	$50,181	$22,953
Severance and restructuring expenses	1,644	4,695
Acquisition-related expenses	—	2,947

Adjusted non-GAAP consolidated EFO	$51,825	$30,595

Adjusted Consolidated Net Earnings:

GAAP consolidated net earnings	$32,745	$13,848
Severance and restructuring expenses	1,644	4,695
Acquisition-related expenses	—	2,947
Income taxes on non-GAAP adjustments	(291)	(1,287)

Adjusted non-GAAP consolidated net earnings	$34,098	$20,203

Adjusted Consolidated Diluted EPS:

GAAP consolidated diluted EPS	$0.90	$0.38
Severance and restructuring expenses	0.05	0.13
Acquisition-related expenses	—	0.08
Income taxes on non-GAAP adjustments	(0.01)	(0.03)

Adjusted non-GAAP consolidated diluted EPS	$0.94	$0.56

Adjusted North America Earnings from Operations:

GAAP EFO from North America segment	$42,288	$23,240
Severance and restructuring expenses	443	1,104
Acquisition-related expenses	—	2,947

Adjusted non-GAAP EFO from North America segment	$42,731	$27,291

Adjusted EMEA Earnings from Operations:

GAAP EFO from EMEA segment	$6,435	$(1,127)
Severance and restructuring expenses	1,074	3,530

Adjusted non-GAAP EFO from EMEA segment	$7,509	$2,403

Adjusted APAC Earnings from Operations:
GAAP EFO from APAC segment	$1,458	$840
Severance and restructuring expenses	127	61

Adjusted non-GAAP EFO from APAC segment	$1,585	$901

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Insight Enterprises, Inc.         6820 South Harl Avenue         Tempe, Arizona 85283         800.467.4448         FAX 480.760.8958